--------------------------------------------------------------------------------


                               UNION BANK OF CALIFORNIA
                              DEFERRED COMPENSATION PLAN

                            (January 1, 1997 Restatement)


--------------------------------------------------------------------------------

                               UNION BANK OF CALIFORNIA
                              DEFERRED COMPENSATION PLAN


                                      ARTICLE I
                                 HISTORY AND PURPOSE

1.1 Union Bank established the Senior Management Deferred Compensation Plan effective July 1, 1990 for the purpose of allowing a select group of executives of Union Bank to defer receipt of compensation to which the executives would otherwise be entitled. The Plan was amended and restated in its entirety as of January 1, 1994. As a consequence of the merger of their respective parent companies, Union Bank and the Bank of California have been merged into a new operating entity, Union Bank of California.

1.2 Union Bank of California hereby amends and restates the Plan in its entirety effective January 1, 1997, to reflect the merger of Union Bank and the Bank of California and to extend participation to the non-employee directors of Union Bank of California and the non-employee directors of UnionBanCal Corporation and to rename the Plan, the Union Bank of California Deferred Compensation Plan.


                                      ARTICLE II
                                     DEFINITIONS

Whenever referred to in this Plan, the following terms shall have the meanings set forth below except where otherwise provided:

2.1 "Account" means a Participant's Deferred Compensation Account(s) established pursuant to Article V.

2.2  "Bank" means Union Bank of California.

2.3 "Beneficiary" means the person(s) designated in writing by the Participant to receive his benefits under the Plan if the Participant dies before receiving all of his benefits. A Beneficiary designation must be signed and dated by the Participant and delivered to the Committee to become effective. In the absence of a valid or effective Beneficiary designation, the Participant's surviving spouse shall be the Beneficiary or if there is none, the Beneficiary shall be the Participant's surviving descendants by right of representation, surviving parents or estate (in that order).

2.4 "Board" means the Board of Directors of UnionBanCal Corporation and the Board of Directors of Union Bank of California.

2.5  "Code" means the Internal Revenue Code of 1986, as amended.

2.6 "Committee" means a committee appointed or designated by the Board to administer the Plan as described in Article VII. The Committee shall be the "plan administrator" under ERISA.

2.7 "Compensation" means an Employee's base salary and/or any payments under the Senior Management Bonus Plan or those incentive awards designated by the Bank as Compensation under this Plan which, but for deferral under this Plan, would have been paid to the Participant in cash. "Compensation" shall be calculated without regard to any salary reduction arrangement described in Code section 125 or 401(k) in which the Participant participates and which is maintained by the Bank.

2.8 "Deferral Election Form" means the agreement between a Participant and the Bank whereby the Participant elects to reduce his Compensation or Fees and the Bank promises to pay him benefits under the Plan in the future.

2.9 "Director" means a non-employee director of the Bank or any of its subsidiaries or a non-employee Director of UnionBanCal Corporation. A Director who becomes an Employee shall cease to participate as a Director under the Plan, but may participate in his or her capacity as an Employee subject to the provisions of the Plan (including eligibility).

2.10 "Disabled" describes a Participant who while an Employee becomes permanently and totally prevented from engaging in substantial gainful activity because of a physical or mental condition as determined by the Committee and becomes eligible for disability benefits under the Social Security Act.

2.11 "Employee" means a common law employee of the Bank or any of its subsidiaries.

2.12 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.13 "Fees" means Retainer Fees (the annual fee paid for service on the Board, including additional fees paid to Committee chairpersons) and Meeting Fees (which are paid for attendance at Board and committee meetings) paid to Directors for service during the Plan Year.

2.14 "Participant" means an Employee or Director (a) who has been designated by the Board as eligible to participate and who has executed a Deferral Election Form or (b) who has previously deferred Compensation or Fees under the Plan and who continues to have an Account balance greater than zero.

2.15 "Payment Date" means the date on which a Participant's Account is to be paid or on which payments are to commence.

2.16 "Plan" means the Union Bank of California Deferred Compensation Plan as set forth herein and as amended from time to time.

2.17 "Plan Year" means the calendar year.

2.18 "Termination of Service" means, with respect to an Employee, any voluntary or involuntary termination of employment with the Bank. With respect to Directors, "Termination of Service" means the Director has voluntarily or involuntarily ceased to serve as a member of the Board.


                                     ARTICLE III
                                     ELIGIBILITY

The Board (or if designated, the Committee) shall determine which Employees and Directors are eligible to participate in the Plan, provided that only those Employees who are members of a select group of management or highly compensated employees (within the meaning of ERISA Sections 201, 301 and 401) shall be eligible Employees.


                                      ARTICLE IV
                                  ELECTION TO DEFER

4.1 An Employee may elect to defer receipt of Compensation by completing the Deferral Election Form prescribed by the Committee and specifying the percentage (in 5 percent increments up to a maximum of 50% of base salary and a maximum of 100% of bonuses and other incentive awards)) of Compensation to be deferred. A Director may elect to defer receipt of Fees by completing the Deferral Election Form prescribed by the Committee and specifying the percentage (in 5% increments up to a maximum of 100%) of Retainer Fees and/or Meeting Fees to be deferred. To be effective, a Deferral Election Form must be signed and dated by the Participant, and signed and dated by the Human Resources Department.

4.2 The Deferral Election Form must be received by the Human Resources Department before the beginning of the period for which the Compensation or Fees are earned. Therefore, the deadline for electing to defer the annual Senior Management Bonus is December 31 of the year preceding the year for which the Bonus is earned. The deadline for electing to defer base salary is thirty (30) days prior to the beginning of the first payroll period in which the deferral is effective. The deadline for a Director's election to defer Retainer Fees and/or Meeting Fees is December 31 of the year preceding the Plan Year in which the meetings occur and the service is rendered.

4.3 An election to defer Fees or Compensation attributable to bonuses, incentive awards or base salary already earned shall be irrevocable. An election to defer Compensation attributable to base salary may be revoked with respect to base salary not yet earned, but may not be amended to otherwise increase or decrease the elected percentage. The revocation must be in writing and received by the Human Resources Department no less than thirty (30) days prior to the beginning of the payroll period in which the revocation is effective. If a Participant revokes an election to defer Compensation, he or she is precluded from again deferring base salary until the next Plan Year.

4.4 Each Deferral Election Form shall specify the Payment Date which shall be either:

     (a)  the Participant's Termination of Service, or

     (b) January 31 of any year subsequent to the year in which the Compensation or Fees would have been paid absent the Deferral Election, provided that the deferral period must be at least 12 months.

     The election of a Payment Date shall be irrevocable.

4.5  Each Deferral Election Form shall specify that the Account is to be paid:

     (a) in a single lump sum on the Payment Date (or as soon thereafter as administratively feasible) or

     (b) in four substantially equal annual installments, commencing on the Payment Date (or as soon thereafter as administratively feasible) or

     (c) in ten substantially equal annual installments, commencing on the Payment Date (or as soon thereafter as administratively feasible).

     The election of a payment form shall be irrevocable. Notwithstanding the foregoing, all Participants shall have a one-time limited opportunity to elect the installment option described in paragraph (c) with respect to Account(s) which are not currently in pay status. The election must be made during the period beginning December 2, 1996 and ending with the close of business December 31, 1996. Elections made during this window become effective with respect to Payment Dates after December 31, 1997 and are irrevocable. This window election opportunity is provided because of a change in federal law restricting states' ability to tax pension income based on its source.


                                      ARTICLE V
                                       ACCOUNTS

5.1 In lieu of paying Compensation or Fees deferred pursuant to a Deferral Election Form, the Bank shall credit the deferred amount as of the last day of the month in which the Compensation or Fees would have otherwise been paid to an account in the name of the Participant (the "Deferred Compensation Account") established for this purpose on the Bank's books and records. If the Participant has entered into more than one Deferral Election Form and they specify different Payment Dates or different payment forms (under Section 4.5), the Bank shall establish a separate Account for amounts credited pursuant to each such Deferral Election Form.

5.2 The balance credited to each Deferred Compensation Account shall be credited with interest at the end of each calendar quarter. Effective for calendar quarters beginning on or after January 1, 1993, the interest rate credited shall be the 1-Year Treasury Constant Maturities Rate for deferrals of less than 36 months, and the 5-Year Treasury Constant Maturities Rate for deferrals of 36 months or more or to the date of Termination of Employment. The monthly average Treasury Constant Maturities Rates are quoted in the Federal Reserve Statistical Release, H.15, and calculated quarterly, based on a rolling average for the previous 12 months. The interest applied to Compensation or Fees credited during a Plan Year shall be prorated for the number of months in the Plan Year that the Compensation or Fees were credited to the Participant's Account.

5.3 If, pursuant to Article VI, interest is required to be credited through the last day of any month (other than the end of a calendar quarter), the rate shall be that rate in effect under Section 5.2 as of the last day of the preceding quarter, prorated on a monthly basis to the crediting date.

5.4 If, pursuant to the provisions of Article VI, a Participant is paid deferred amounts in the same Plan Year in which the amounts would otherwise have been paid as Compensation or Fees, those amounts will be credited with interest as described in Section 5.3 through the date specified in Article VI.


                                      ARTICLE VI
                                 PAYMENT OF ACCOUNTS

6.1 GENERAL RULE. Amounts credited to a Participant's Account(s) shall be paid as specified in the Deferral Election Form on or commencing on the Payment Date or as soon thereafter as administratively practicable. The unpaid balance of a Participant's Account(s) being paid in installments shall continue to be credited with the interest specified in Article V through the last day of the month preceding the last installment payment. Accounts which are to be paid in a single lump sum shall be credited with the interest specified in Article V through the last day of the month preceding the Payment Date. All payments shall be in cash.

6.2  EMPLOYEE'S VOLUNTARY TERMINATION.  Notwithstanding the provisions of
     Section 6.1, if an Employee's Termination of Service precedes his designated Payment Date for any Account(s) and the Termination of Service is voluntary (other than a Retirement),

     (a) all amounts credited to his Accounts shall be paid to the Participant in a single lump sum (without regard to the Participant's designated Payment Date or payment form) as soon as administratively practicable with interest credited under Article V through the end of the calendar quarter preceding the Termination of Service,

     (b) any Accounts being paid in installments shall be accelerated with the remaining installments paid in a single lump sum with interest credited under Article V through the last day of the preceding quarter.

     For purposes of this Article, an Employee's Termination of Service is treated as a "Retirement" if the Participant is eligible to commence benefits under the Union Bank of California Retirement Plan on the termination date.

6.3 INVOLUNTARY TERMINATION. Notwithstanding the provisions of Section 6.1, if an Employee's Termination of Service is due to involuntary termination by the Bank (and the termination is not a Retirement),

     (a) any Accounts currently being paid in installments will continue to be so paid with interest credited as provided in Section 6.1,

     (b) all other Accounts shall be paid to the Participant in a single lump sum (without regard to the Participant's designated Payment Date or payment form) as soon as administratively practicable with interest credited as provided in Section 6.1.

6.4 DEATH. Notwithstanding Section 6.1, if a Participant dies before receiving his entire Account(s), the balance shall be paid to his Beneficiary in four substantially equal annual installments commencing on January 31 of the year following the year death occurs, unless the Committee in its discretion decides to accelerate payment in a single lump sum. The Account shall continue to be credited with the interest specified in Article V through the last day of the month preceding the last installment payment (or the lump sum payment if payment is accelerated) to the Beneficiary. Notwithstanding the foregoing, if the Participant was receiving installment payments under the Plan, remaining installments shall be paid to the Beneficiary as though he were the Participant unless the Committee in its discretion decides to accelerate the installments and pay the Beneficiary in a single lump sum.

6.5 DISABILITY AND HARDSHIP. Prior to the Payment Date, payment of amounts credited to a Participant's Account(s) may be permitted only if the Committee determines that the Participant is Disabled or has a financial hardship. "Hardship" requires an immediate and heavy financial need of the Participant which was not reasonably foreseeable and which cannot be satisfied from other resources reasonably available to the Participant. The amount of any hardship payment shall not exceed the amount required to meet the need. The Participant shall submit a written request to the Committee and shall certify as to the financial need. The Committee shall have sole discretion to determine whether to make a hardship payment and to determine the amount of such payment, if any. The Committee may accelerate installment payments in the event of a Participant becomes Disabled or incurs a hardship. The Committee's decision as to the Participant's Disabled status or hardship shall be final and binding on all interested parties.


                                     ARTICLE VII
                                 PLAN ADMINISTRATION

7.1 This Plan shall be adopted by the Board of Union Bank of California and shall be administered by the Committee.

7.2 This Plan may be amended in any way or may be terminated, in whole or in part, at any time, at the discretion of the Board of Union Bank of California. No amendment or termination of the Plan shall adversely affect the amount in any Participant's Account prior to or as of the effective date of such amendment or termination.

7.3 The Committee shall have the sole authority, in its discretion, to adopt, amend and rescind such rules and regulations as it deems advisable in the administration of the Plan, to construe and interpret the Plan, the rules and regulations, and Deferral Election Forms, and to make all other determinations and interpretations of the Plan. All decisions, determinations, and interpretations of the Committee shall be binding on all persons. Committee members who are Participants shall abstain from voting on any Plan matters that would cause them to be in constructive receipt of amounts credited to their Accounts. The Committee may delegate its responsibilities as it sees fit.


                                     ARTICLE VIII
                                    MISCELLANEOUS

8.1 NO FUNDING OBLIGATION. The amounts credited to a Participant's Account are not held in a trust or escrow account and are not secured by any specific assets of the Bank or in which the Bank has an interest. This Plan shall not be construed to require the Bank to fund any of the benefits provided hereunder nor to establish a trust for such purpose. The Bank may make such arrangements as it desires to provide for the payment of benefits. Neither the Participant, any Beneficiary nor the Participant's estate shall have any rights against the Bank with respect to any portion of the Participant's Account except as a general unsecured creditor of the Bank. No Participant has an interest in his Accounts until the Participant actually receives payment.

8.2 NON-ALIENATION OF BENEFITS. No benefit under this Plan may be sold, assigned, transferred, conveyed, hypothecated, encumbered, anticipated, or otherwise disposed of, and any attempt to do so shall be void. No such benefit shall, prior to receipt thereof by a Participant, be in any manner subject to the debts, contracts, liabilities, engagements, or torts of such Participant.

8.3 LIMITATION OF RIGHTS. Nothing in this Plan shall be construed to limit in any way the right of the Bank to terminate an Employee's employment at any time for any reason whatsoever with or without cause; nor shall it be evidence of any agreement or understanding, express or implied, that the Bank (a) will employ an Employee in any particular position, (b) will ensure participation in any incentive programs, or -C- will grant any awards from such programs.

8.4 APPLICABLE LAW. This Plan shall be construed and its provisions enforced and administered in accordance with the laws of the State of California except as otherwise provided in ERISA.

Date:                                  UNION BANK OF CALIFORNIA
     ----------------------


                                       By /s/ Paul Fearer
                                          -------------------------------------


                                       Title Executive Vice President, Director
                                             ----------------------------------
                                             of Human Resources
                                             ----------------------------------